UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2005

TOLLGRADE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-27312	25-1537134
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (412) 820-1400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On July 12, 2005, Tollgrade Communications, Inc. (the “Company”) entered into an Agreement (each, an “Agreement”) with each of Richard Bair, Joseph Barron, James McCall, Peter Van Peenen and Stephanie Wedge, executives of the Company. In each case, the Agreement provides for a payment to the executive following termination of employment upon a Change-in-Control, as defined in the Agreement. Each Agreement also provides for outplacement services and other benefits in such event, and includes a covenant against competition following receipt of payment thereunder.

     The foregoing summary is qualified in its entirety by reference to the full terms and conditions of each Amendment, copies of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit
10.1	Agreement dated July 12, 2005 between Tollgrade Communications, Inc. and Richard Bair, together with a schedule listing substantially identical agreements with Joseph Barron, James McCall, Peter Van Peenen and Stephanie Wedge.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.
Dated: July 12, 2005	By:	/s/ Sara M. Antol
Sara M. Antol
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Agreement dated July 12, 2005 between Tollgrade Communications, Inc. and Richard Bair, together with a schedule listing substantially identical agreements with Joseph Barron, James McCall, Peter Van Peenen and Stephanie Wedge.